Exhibit 4.62

INDENTURE

BETWEEN

CENTRAL ILLINOIS LIGHT COMPANY

AND

BANKERS TRUST COMPANY,

as Trustee under Indenture, dated as of April 1st, 1933, between Illinois Power Company and Bankers Trust Company, as Trustee, as amended and supplemented by Indenture between the same parties, dated as of June 30th, 1933, and as supplemented and assumed by Indenture dated as of July 1st, 1933, between Central Illinois Light Company and Bankers Trust Company, as Trustee, and as amended and supplemented by various Indentures between the same parties bearing subsequent dates.

Dated as of January 15, 1992

INDENTURE dated as of the 15th day of January, 1992 (hereinafter sometimes referred to as this Supplemental Indenture), between CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois (hereinafter sometimes called the Company), party of the first part, and BANKERS TRUST COMPANY, a corporation of the State of New York, as Trustee under the Indenture of Mortgage and Deed of Trust between Illinois Power Company and Bankers Trust Company, as Trustee, dated as of April 1st, 1933 (hereinafter sometimes called the Trustee), party of the second part, as amended and supplemented by Supplemental Indenture between said Illinois Power Company and said Trustee, dated as of June 30th, 1933, and as amended, supplemented and assumed by Indenture between the Company and said Trustee, dated as of July 1st, 1933, and as amended and supplemented by various Indentures between the Company and said Trustee bearing subsequent dates (said Indenture of Mortgage and Deed of Trust as amended, supplemented and assumed being hereinafter sometimes referred to as the “Indenture”).

WHEREAS, the Indenture provides for the issuance of bonds thereunder in one or more series, the form of which series of bonds to be substantially in the form set forth therein with such insertions, omissions and variations as the Board of Directors of the Company may determine; and

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a series of bonds under the Indenture to be designated as “First Mortgage Bonds, 7.50% Series due 2007” (hereinafter sometimes referred to as the “bonds of the Twenty-first Series”), the bonds of which series are to be issued as registered bonds without coupons and are to bear interest at the rate per annum set forth in the title thereof and are to mature January 15, 2007; and

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a series of bonds under the Indenture to be designated as “First Mortgage Bonds, 8.20% Series due 2022” (hereinafter sometimes referred to as the “bonds of the Twenty-second Series”), the bonds of which series are to be issued as registered bonds without coupons and are to bear interest at the rate per annum set forth in the title thereof and are to mature January 15, 2022; and

WHEREAS, the definitive registered bonds without coupons of the Twenty-first Series (certain of the provisions of which may be printed on the reverse side thereof) and the Trustee’s certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:

[GENERAL FORM OF REGISTERED BOND OF THE TWENTY-FIRST SERIES]

CENTRAL ILLINOIS LIGHT COMPANY

FIRST MORTGAGE BOND, 7.50% SERIES DUE 2007

DUE JANUARY 15, 2007

No.	$

CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois (hereinafter called the “Company”), for value received, hereby promises to pay to                      or registered assigns, on                          at the office or agency of the Company in the Borough of Manhattan, The City of New York, N. Y.,              dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the interest payment date (January 15 or July 15) next preceding the date of this bond (or, if this bond is dated between the record date for any interest payment date and such interest payment date, then from such interest payment date), at the rate of seven and fifty hundreths per centum (7.50%) per annum in like dollars, payable at its office or agency on January 15 and July 15 in each year, until the Company’s obligation with respect to the payment of such principal shall have been discharged. The interest so payable on any January 15 or July 15 will, subject to certain exceptions provided in the Mortgage hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the January 1 or July 1, as the case may be, next preceding such interest payment date, or, if such January 1 or July 1 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, N. Y., are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage hereinafter mentioned for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of April 1st, 1933, executed by Illinois Power Company to Bankers Trust Company (hereinafter sometimes referred to as the “Trustee”), as Trustee, as amended by Supplemental Indenture dated as of June 30th, 1933, as assumed by the Company and as amended and supplemented by Indentures between the Company and the Trustee bearing subsequent dates, including the Supplemental Indenture dated as of January 15, 1992 (all of which indentures are herein collectively called the “Mortgage”), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

As more fully described in the Supplemental Indenture establishing the terms and provisions of the bonds of this series, the Company reserves the right, without any consent or other action by holders of the bonds of this series, to amend the Mortgage to provide that: the Mortgage, the rights and obligations of the Company and the rights of the bondholders may be modified with the consent of the holders of not less than 60% in principal amount of the bonds adversely affected; provided, however, that no modification shall (1) extend the time, or reduce the amount, of any payment on any bond, without the consent of the holder of each bond so affected, (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all bonds then outstanding, or (3) reduce the above percentage of the principal amount of bonds the holders of which are required to approve any such modification without the consent of the holders of all bonds then outstanding.

The principal hereof may be declared or may become due on the conditions, with the effect, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

The bonds of this series are not redeemable prior to maturity.

The bonds of this series are issuable as registered bonds without coupons in denominations of $1,000 and authorized multiples of $1,000. In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N. Y.

This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N. Y., upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

Bonds of this series are to be issued initially under a book-entry only system and, except as hereinafter provided, registered in the name of The Depository Trust Company, New York, New York (“DTC”) or its nominee, which shall be considered to be the holder of all of bonds of this series for all purposes of the Mortgage, including, without limitation, payment by the Company of principal of and interest on such bonds of this series and receipt of notices and exercise of rights of holders of such bonds of this series. There shall be a single bond of this series which shall be immobilized in the custody of DTC with the owners of book-entry interests in bonds of this series (“Book-Entry Interests”) having no right to receive bonds of this series in the form of physical securities or certificates. Ownership of Book-Entry Interests shall be shown by book-entry on the system maintained and operated by DTC, its participants (the “Participants”) and certain persons acting through the Participants. Transfers of ownership of Book-Entry Interests are to be made only by DTC and the Participants by that book-entry system, the Company and the Trustee having no responsibility therefor so long as bonds of this series are registered in the name of DTC or its nominee. DTC is to maintain records of the positions of Participants in bonds of this series, and the Participants and persons acting through Participants are to maintain records of the purchasers and owners of Book-Entry Interests. If DTC or its nominee determines not to continue to act as a depository for the bonds of this series in connection with a book-entry only system, another depository, if available, may act instead and the single bond of this series will be transferred into the name of such other depository or its nominee, in which case the above provisions will continue to apply but to the new depository. If the book-entry only system for bonds of this series is discontinued for any reason upon surrender and cancellation of the single bond of this series registered in the name of the then depository or its nominee, new registered bonds of this series will be issued in authorized denominations to the holders of Book-Entry Interests in principal amounts coinciding with the amounts of such Book-Entry Interests shown on the book-entry system immediately prior to the discontinuance thereof. Neither the Trustee nor the Company shall be responsible for the accuracy of the interests shown on that system.

This bond shall not become obligatory until Bankers Trust Company, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, CENTRAL ILLINOIS LIGHT COMPANY has caused this bond to be signed in its name by its President or a Vice President by a facsimile of his signature and a facsimile of its corporate seal to be printed hereon, attested by its Secretary or an Assistant Secretary by a facsimile of his signature.

Dated

CENTRAL ILLINOIS LIGHT COMPANY

By
President.

Attest:

Secretary.

[FORM OF TRUSTEE’S CERTIFICATE]

This bond is one of the bonds of the series designated therein, described in the within-mentioned Mortgage.

BANKERS TRUST COMPANY,
as Trustee,

By
Authorized Officer.

and

WHEREAS, the definitive registered bonds without coupons of the Twenty-second Series (certain of the provisions of which may be printed on the reverse side thereof) and the Trustee’s certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:

[GENERAL FORM OF REGISTERED BOND OF THE TWENTY-SECOND SERIES]

CENTRAL ILLINOIS LIGHT COMPANY

FIRST MORTGAGE BOND, 8.20% SERIES DUE 2022

DUE JANUARY 15, 2022

No.	$

CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois (hereinafter called the “Company”), for value received, hereby promises to pay to                      or registered assigns, on                            , at the office or agency of the Company in the Borough of Manhattan, The City of New York, N. Y.,                         dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the interest payment date (January 15 or July 15) next preceding the date of this bond (or, if this bond is dated between the record date for any interest payment date and such interest payment date, then from such interest payment date), at the rate of eight and twenty hundredths per centum (8.20%) per annum in like dollars, payable at its office or agency on January 15 and July 15 in each year, until the Company’s obligation with respect to the payment of such principal shall have been discharged. The interest so payable on any January 15 or July 15 will, subject to certain exceptions provided in the Mortgage hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the January 1, or July 1, as the case may be, next preceding such interest payment date, or, if such January 1 or July 1 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, N. Y., are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage hereinafter mentioned for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of April 1st, 1933, executed by Illinois Power Company to Bankers Trust Company (hereinafter sometimes referred to as the “Trustee”), as Trustee, as amended by Supplemental Indenture dated as of June 30th, 1933, as assumed by the Company and as amended and supplemented by Indentures between the Company and the Trustee bearing subsequent dates, including the Supplemental Indenture dated as of January 15, 1992 (all of which indentures are herein collectively called the “Mortgage”), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

As more fully described in the Supplemental Indenture establishing the terms and provisions of the bonds of this series, the Company reserves the right, without any consent or other action by holders of the bonds of this series, to amend the Mortgage to provide that: the Mortgage, the rights and obligations of the Company and the rights of the bondholders may be modified with the consent of the holders of not less than 60% in principal amount of the bonds adversely affected; provided, however, that no modification shall (1) extend the time, or reduce the amount, of any payment on any bond, without the consent of the holder of each bond so affected, (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all bonds then outstanding, or (3) reduce the above percentage of the principal amount of bonds the holders of which are required to approve any such modification without the consent of the holders of all bonds then outstanding.

The principal hereof may be declared or may become due on the conditions, with the effect, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

The bonds of this series are not redeemable prior to January 15, 2002. On or after January 15, 2002, as more fully provided in the Mortgage, bonds of this series are redeemable at the option of the Company as a whole or in part at any time prior to maturity, upon notice given by mailing the same to the holders of bonds not less than thirty days and not more than forty-five days prior to the date of redemption, at the principal amounts of the bonds so to be redeemed and accrued interest to the date of redemption, (a), if redeemed otherwise than with cash deposited under the maintenance provisions of the Mortgage and otherwise than by the use of proceeds of property released pursuant to the provisions of Section 68 of the Mortgage, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium” and (b), if redeemed with cash deposited under the maintenance provisions of the Mortgage or by the use of proceeds of property released pursuant to the provisions of Section 68 of the Mortgage, without premium.

Regular
Redemption
Year	Premium
(If redeemed prior to January 15 of the calendar year stated and subsequent to January 14 of the calendar year next preceding such year)
2003	3.66%
2004	3.29
2005	2.92
2006	2.56
2007	2.19
2008	1.83%
2009	1.46
2010	1.09
2011	0.73
2012	0.36
2013 and thereafter	0.00

The bonds of this series are issuable as registered bonds without coupons in denominations of $1,000 and authorized multiples of $1,000. In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N.Y.

This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N. Y., upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges, therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

Bonds of this series are to be issued initially under a book-entry only system and, except as hereinafter provided, registered in the name of The Depository Trust Company, New York, New York (“DTC”) or its nominee, which shall be considered to be the holder of all of bonds of this series for all purposes of the Mortgage, including, without limitation, payment by the Company of principal of and interest on such bonds of this series and receipt of notices and exercise of rights of holders of such bonds of this series. There shall be a single bond of this series which shall be immobilized in the custody of DTC with the owners of book-entry interests in bonds of this series (“Book-Entry Interests”) having no right to receive bonds of this series in the form of physical securities or certificates. Ownership of Book-Entry Interests shall be shown by book-entry on the system maintained and operated by DTC, its participants (the “Participants”) and certain persons acting through the Participants. Transfers of ownership of Book-Entry Interests are to be made only by DTC and the Participants by that book-entry system, the Company and the Trustee having no responsibility therefor so long as bonds of this series are registered in the name of DTC or its nominee. DTC is to maintain records of the positions of Participants in bonds of this series, and the Participants and persons acting through Participants are to maintain records of the purchasers and owners of Book-Entry Interests. If DTC or its nominee determines not to continue to act as a depository for the bonds of this series in connection with a book-entry only system, another depository, if available, may act instead and the single bond of this series will be transferred into the name of such other depository or its nominee, in which case the above provisions will continue to apply but to the new depository. If the book-entry only system for bonds of this series is discontinued for any reason upon surrender and cancellation of the single bond of this series registered in the name of the then depository or its nominee, new registered bonds of this series will be issued in authorized denominations to the holders of Book-Entry Interests in principal amounts coinciding with the amounts of such Book-Entry Interests shown on the book-entry system immediately prior to the discontinuance thereof. Neither the Trustee nor the Company shall be responsible for the accuracy of the interests shown on that system.

This bond shall not become obligatory until Bankers Trust Company, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, CENTRAL ILLINOIS LIGHT COMPANY has caused this bond to be signed in its name by its President or a Vice President by a facsimile of his signature and a facsimile of its corporate seal to be printed hereon, attested by its Secretary or an Assistant Secretary by a facsimile of his signature.

Dated

CENTRAL ILLINOIS LIGHT COMPANY

By
President.

Attest:

Secretary.

[FORM OF TRUSTEE’S CERTIFICATE]

This bond is one of the bonds of the series designated therein, described in the within-mentioned Mortgage.

BANKERS TRUST COMPANY,
as Trustee,

By
Authorized Officer.

WHEREAS, all things necessary to make the bonds of the Twenty-first and Twenty-second Series, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation execution and delivery of this Supplemental Indenture have in all respects been duly authorized; and

WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purpose of describing the bonds of the Twenty-first and Twenty-second Series, and of providing the terms and conditions of redemption thereof;

Now, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That Central Illinois Light Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the unsealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder by the holders or registered owners thereof, and in order to secure the payment both of the principal and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all of the provisions of the Indenture and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto Bankers Trust Company, as Trustee, and to its successor or successors in said trust, and to it and their assigns forever, all the properties of the Company located in the various counties in the State of Illinois described in Schedule A (which is identified by the signature of an officer of each party hereto at the end thereof) hereto annexed and made a part hereof.

And all other property, real, personal and mixed, tangible and intangible of the character described in the granting clauses of the aforesaid Indenture of Mortgage and Deed of Trust dated as of April 1st, 1933 or in any indenture supplemental thereto acquired by the Company on or after the date of the execution and delivery of said Indenture of Mortgage and Deed of Trust (except any in said Indenture of Mortgage and Deed of Trust or in any indenture supplemental thereto expressly excepted) now owned or hereafter acquired by the Company and wheresoever situated.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article XI of the Indenture), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

IN TRUST, NEVERTHELESS, upon the terms and trusts of the Indenture, for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture (and subject to any sinking funds that may be created for the benefit of any particular series).

PROVIDED, HOWEVER, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

IT IS HEREBY COVENANTED, DECLARED AND AGREED by the Company that all such bonds and coupons are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds as follows:

SECTION 1. The bonds of the Twenty-first Series shall mature on the date appearing in the form of bond relating thereto hereinbefore set forth, shall bear interest at the annual rate designated in the title thereof, payable semi-annually on January 15 and July 15 in each year, and shall be designated as the Company’s First Mortgage Bonds of the series hereinbefore set forth. Both principal of and interest on the bonds shall be payable in lawful money of the United States of America at the office or agency of the Company in the Borough of Manhattan, The City of New York, N. Y.

Definitive bonds of the Twenty-first Series will be issued, originally or otherwise, only as registered bonds without coupons; and they and the Trustee’s certificate of authentication shall be substantially in the forms hereinbefore recited, respectively. Registered bonds of the Twenty-first Series may be issued in any one or more denominations of $1,000 and authorized multiples of $1,000. In the manner and upon payment of the charges prescribed in the Indenture, registered bonds without coupons of the Twenty-first Series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof for cancellation, to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N. Y. However, notwithstanding the provisions of Section 14 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

The person in whose name any registered bond without coupons of the Twenty-first Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such registered bond upon any transferor exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date may be established by the Company by notice mailed to the holders of bonds not less than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent interest payment date. The term “record date” as used in this Section with respect to any regular interest payment date shall mean the January 1 or July 1, as the case may be, next preceding such interest payment date, or, if such January 1 or July 1 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, N. Y., are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

Except as provided in this Section, every registered bond without coupons of the Twenty-first Series shall be dated and shall bear interest as provided in Section 12 of the Indenture; provided, however, that, so long as there is no existing default in the payment of interest on the bonds, the holder of any bond authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall not be entitled to the payment of the interest due on such interest payment date and shall have no claim against the Company with respect thereto; provided, further, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such bonds shall bear interest from the January 15 or July 15, as the case may be, next preceding the date of such bond, to which interest has been paid or, if the Company shall be in default with respect to the interest due on July 15, 1992, then from January 15, 1992.

Bonds of the Twenty-first Series shall not be redeemable prior to maturity.

SECTION 2. The bonds of the Twenty-second Series shall mature on the date appearing in the form of bond relating thereto hereinbefore set forth, shall bear interest at the annual rate designated in the title thereof, payable semi-annually on January 15 and July 15 in each year, and shall be designated as the Company’s First Mortgage Bonds of the series hereinbefore set forth. Both principal of and interest on the bonds shall be payable in lawful money of the United States of America at the office or agency of the Company in the Borough of Manhattan, The City of New York, N. Y.

Definitive bonds of the Twenty-second Series will be issued, originally or otherwise, only as registered bonds without coupons; and they and the Trustee’s certificate of authentication shall be substantially in the forms hereinbefore recited, respectively. Registered bonds of the Twenty-second Series may be issued in any one or more denominations of $1,000 and authorized multiples of $1,000. In the manner and upon payment of the charges prescribed in the Indenture, registered bonds without coupons of the Twenty-second Series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof for cancellation, to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N. Y. However, notwithstanding the provisions of Section 14 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

The person in whose name any registered bond without coupons of the Twenty-second Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such registered bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date may be established by the Company by notice mailed to the holders of bonds not less than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent interest payment date. The term “record date” as used in this Section with respect to any regular interest payment date shall mean the January 1 or July 1, as the case may be, next preceding such interest payment date, or, if such January 1 or July 1 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, N. Y., are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

Except as provided in this Section, every registered bond without coupons of the Twenty-second Series shall be dated and shall bear interest as provided in Section 12 of the Indenture; provided, however, that, so long as there is no existing default in the payment of interest on the bonds, the holder of any bond authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall not be entitled to the payment of the interest due on such interest payment date and shall have no claim against the Company with respect thereto; provided, further, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such bonds shall bear interest from the January 15 or July 15, as the case may be, next preceding the date of such bond, to which interest has been paid or, if the Company shall be in default with respect to the interest due on July 15, 1992, then from January 15, 1992.

Bonds of the Twenty-second Series shall not be redeemable prior to January 15, 2002. On or after January 15, 2002, bonds of the Twenty-second Series shall be redeemable at the option of the Company, as a whole or in part at any time prior to maturity, in the manner provided in Article X of the Indenture, upon notice given by mailing the same to the holders of bonds not less than thirty days and not more than forty-five days prior to the date of redemption, at the principal amounts of the bonds so to be redeemed and accrued interest to the date of redemption, (a), if redeemed otherwise than with cash deposited under the maintenance provisions of the Indenture and otherwise than by the use of proceeds of property released pursuant to the provisions of Section 68 of the Indenture, with a regular redemption premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation appearing in the form of bond hereinbefore set forth, and (b), if redeemed with cash deposited under the maintenance provisions of the Indenture or by the use of proceeds of property released pursuant to the provisions of Section 68 of the Indenture, without premium.

In determining which redemption provisions are applicable, the term “maintenance provisions of the Indenture” shall mean the provisions of Section 43 of the Indenture; and the term “proceeds of property released pursuant to the provisions of Section 68 of the Indenture” shall mean the proceeds of any of the mortgaged and pledged property taken by exercise of the power of eminent domain or purchased by any governmental body or agency in the exercise of any right which it may have to purchase any part of the mortgaged and pledged property and which shall have been paid over to the Trustee pursuant to the provisions of Section 68 of the

Indenture, including any cash received by the Trustee on account of the principal of any obligations secured by purchase money mortgage upon any property so taken or purchased.

SECTION 3. The Company reserves the right, without any consent or other action by holders of the bonds of the Twenty-first or Twenty-second Series, or any subsequent series of bonds, to amend the Indenture by inserting the following language as Section 115A immediately following current Section 115 of the Indenture:

“SECTION 115A. With the consent of the holders of not less than sixty per centum (60%) in principal amount of the bonds at the time outstanding or their attorneys-in-fact duly authorized, or, if the rights of the holders of one or more, but not all, series then outstanding are affected, the consent of the holders of not less than sixty per centum (60%) in aggregate principal amount of the bonds at the time outstanding of all affected series, taken together, and not any other series, the Company, when authorized by a resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the bonds and coupons; provided, however, that no such supplemental indenture shall (1) extend the maturity of any of the bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium, payable on the redemption thereof or change the coin or currency in which any bond or interest thereon is payable, without the consent of the holder of each bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of this Indenture, without the consent of the holders of all the bonds then outstanding, or (3) reduce the aforesaid percentage of the principal amount of bonds the holders of which are required to approve any such supplemental indenture, without the consent of the holders of all the bonds then outstanding. For the purposes of this Section, bonds shall be deemed to be affected by a supplemental indenture if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against its property.

Upon the written request of the Company, accompanied by a resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid (the instrument or instruments evidencing such consent to be dated within one year of such request), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee shall be entitled to receive and, subject to Section 102 of the Indenture and Article Four of the Supplemental Indenture dated as of April 1st, 1940, may rely upon, an opinion of counsel as conclusive evidence that any such supplemental indenture is authorized or permitted by the provisions of this Section.

It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

The Company and the Trustee, if they so elect, and either before or after such 60% or greater consent has been obtained, may require the holder of any bond consenting to the execution of any such supplemental indenture to submit his bond to the Trustee or to such bank, banker or trust company as may be designated by the Trustee for the purpose, for the notation thereon of the fact that the holder of such bond has consented to the execution of such supplemental indenture, and in such case such notation, in form satisfactory to the Trustee, shall be made upon all bonds so submitted, and such bonds bearing such notation shall forthwith be returned to the persons entitled thereto. All subsequent holders of bonds bearing such notation shall be deemed to have consented to the execution of such supplemental indenture, and consent, once given or deemed to be given, may not be withdrawn.

Prior to the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in one daily newspaper of general circulation in each city in which the principal of any of the bonds shall be payable, or, if all bonds outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such notice shall be sufficiently given if mailed, first class, postage prepaid, and registered if the Company so elects, to each registered holder of bonds at the last address of such holder appearing on the registry books, such publication or mailing, as the case may be, to be made not less than thirty days prior to such execution. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 4. As supplemented and amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and this Supplemental Indenture and all the terms and conditions herein contained shall be deemed a part thereof.

SECTION 5. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, other than as set forth in the Indenture as heretofore amended and supplemented. The Trustee shall not be responsible for the recitals herein or in the bonds (other than in the authentication certificate of the Trustee), all of which are made by the Company solely.

SECTION 6. Except to the extent specifically provided therein, no provision of this Supplemental Indenture or any future supplemental indenture is intended to modify, and the parties do hereby adopt and confirm, the provisions of section 318(c) of the Trust Indenture Act of 1939, as amended, which amend and supersede provisions of the Indenture in effect prior to November 15, 1990.

SECTION 7. This Supplemental Indenture may be executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, CENTRAL ILLINOIS LIGHT COMPANY, party of the first part hereto, and BANKERS TRUST COMPANY, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or one of their Assistant Vice Presidents or their respective Treasurers and their respective seals to be hereunto affixed and attested by their respective Secretaries or one of their Assistant Secretaries, all as of the day and year first above written.

CENTRAL ILLINOIS LIGHT COMPANY,

	By	/s/ W.R. DODDS
Treasurer

[SEAL]
Attest:

/s/ M.J. MURRAY
Secretary

Signed, sealed and acknowledged on behalf of
CENTRAL ILLINOIS LIGHT COMPANY in the
presence of:

BANKERS TRUST COMPANY,

	By	/s/ SANDRA SHIRLEY
Assistant Vice President

[SEAL]
Attest:

/s/ SUSAN JOHNSON
Assistant Secretary

Signed, sealed and acknowledged on behalf of
BANKERS TRUST COMPANY in the presence of:

STATE OF NEW YORK	ss:
COUNTY OF NEW YORK

On this 20th day of January, 1992, before me personally came W.R. DODDS, to me known, who being by me duly sworn, did depose and say that he resides at 241 New Salem Dr., Canton Illinois 61520; that he is Treasurer of CENTRAL ILLINOIS LIGHT COMPANY, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

/s/ BETHANN GANNON
BETHANN GANNON
Notary Public, State of New York
No. 31-4972158
Qualified in New York County
Commission Expires September 17, 1992

[SEAL]

STATE OF NEW YORK	ss:
COUNTY OF NEW YORK

I, BETHANN GANNON, do hereby certify that W.R. DODDS and M.J. MURRAY, personally known to me to be the same persons whose names are, respectively, as Treasurer and Secretary of CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois, subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they, being thereunto duly authorized, signed, sealed with the corporate seal and delivered the said instrument as the free and voluntary act of said corporation and as their own free and voluntary act for the uses and purposes therein set forth.

Dated, January 20, 1992

/s/ BETHANN GANNON
BETHANN GANNON
Notary Public, State of New York
No. 31-4972158
Qualified in New York County
Commission Expires September 17, 1992

[SEAL]

STATE OF NEW YORK	ss:
COUNTY OF NEW YORK

On this 17th day of January 1992, before me personally came SANDRA SHIRLEY, to me known, who being by me duly sworn, did depose and say that she resides at 88-17 209 Street, Queens Village, New York 11427; that she is an Assistant Vice President of BANKERS TRUST COMPANY, the corporation described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that she signed her name thereto by like order.

/s/ MARJORIE STANLEY
MARJORIE STANLEY
Notary Public, State of New York
No. 41-4986405
Qualified in Queens County
Certificate filed in New York County
Commission Expires September 16, 1993

[SEAL]

STATE OF NEW YORK	ss:
COUNTY OF NEW YORK

I, MARJORIE STANLEY, do hereby certify that SANDRA SHIRLEY and SUSAN JOHNSON, personally known to me to be the same persons whose names are, respectively, as Assistant Vice President and Assistant Secretary of BANKERS TRUST COMPANY, a corporation of the State of New York, subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they, being thereunto duly authorized, signed, sealed with the corporate seal and delivered the said instrument as the free and voluntary act of said corporation and as their own free and voluntary act for the uses and purposes therein set forth.

Dated, January 17, 1992.

/s/ MARJORIE STANLEY
MARJORIE STANLEY
Notary Public, State of New York
No. 41-4986405
Qualified in Queens County
Certificate filed in New York County
Commission Expires September 16, 1993

[SEAL]

SCHEDULE A

Detailed Description of Additional Properties

A. Real Estate in Bureau County

A part of the Northeast Quarter of Section 11, Township 16 North, Range 9 East of the Fourth Principal Meridian, Bureau County, Illinois, more particularly described as follows, to-wit:

Commencing at an iron rod marking the Northeast corner of the said Northeast Quarter and the place of beginning of the tract to be described; thence South 01° 10’ 26” East along the East line of the Northeast Quarter, 231 feet to an iron rod; thence South 89° 53’ 56” West, 230 feet to an iron rod; thence North 01° 10’ 26” West, 231 feet to the North line of the Northeast Quarter and an iron rod; thence North 89° 53’ 56” East along the said North line, 230 feet to the place of beginning. EXCEPTING from the above described tract a tract of land described as follows: Commencing at an iron rod marking the Northeast corner of the Northeast ¼ of said Section and the Place of Beginning of the tract of land to be described; thence S 1° 10’ 26” E along the West line of said Section, 86.0 feet to an iron rod; thence S 89° 53’ 56” W, 135.0 feet to an iron rod; thence N 1° 10’ 26” W, 86.0 feet to an iron rod on the North line of said Section; thence N 89° 53’ 56” E along the aforesaid North line 135.0 feet to the Place of Beginning. Containing 0.267 acre including 0.134 acre lying within the right-of-way limits of the township roads.

Tax I.D. #16-11-200-004

B. Real Estate in Champaign County

A part of the Southeast Quarter of the Northeast Quarter of Section 14, St. Joseph Township; Township 19 North, Range 10 East of the Third Principal Meridian, Champaign County, Illinois. Being more particularly described as follows, to wit:

Commencing at an iron rod marking the Southwest corner of the Southeast Quarter of the Northeast Quarter of said Section 14; said iron rod also being the Point of Beginning of the tract of land to be described; thence North 00° 52’ 40” West along the West line of the Southeast Quarter of the Northeast Quarter of said Section 200.0 feet to an iron rod; thence East 170.0 feet to an iron rod; thence South 00° 52’ 40” East, 200.0 feet to an iron rod on the East and West center line of said Section; thence West along the aforedescribed East and West center line 170.0 feet to the Place of Beginning. Containing 0.780 acres including 0.097 acres lying within the right-of-way limits of the East and West township road.

Tax I.D. #22-14-226-004

C. Real Estate in Fulton County

A part of the Northwest Quarter of Section 4, Banner Township, Township 6 North, Range 5 East of the Fourth Principal Meridian, Fulton County, Illinois, and more particularly described as follows:

Commencing at a found stone marking the West Quarter corner of said Section 4, as the place of beginning of the tract to be described, thence North 0°-22’-13” East along the West line of said Northwest ¼ for a distance of 590.17 feet to a set ¾ inch re-bar. Thence South 76°-55’-42” East for a distance of 800.74 feet to a set ¾ inch re-bar; thence South 2°-01’-07” East for a distance of 411.82 feet to a set ½ inch re-bar on the South line of said Northwest ¼. Said re-bar also marking the East-West centerline of the existing 50 foot wide Township road; thence North 89°-49’-10” West along the South line of said Northwest ¼ being coincident with the East-West centerline of said Township road for a distance of 798.32 feet to the place of beginning.

Tax I.D. #15-04-100-014

The Southeast One Quarter (SE ¼) of the Southeast One Quarter (SE ¼) of Section 25, Township Six (6) North, Range Four (4) East of the 4th P.M., Fulton County, Illinois. EXCEPTING THEREFROM all that part of the following described tract which lies within the said Southeast One Quarter (SE ¼) of the Southeast One Quarter (SE ¼): Commencing at the Southeast Corner of SE ¼ of said Section 25 as a Point of Beginning of the tract to be described; thence North 89°-12’-50” West a distance of 30.00 feet; thence North 0°-47’-10” East a distance of 1933.93 feet; thence North 18°-39’-11” East a distance of 97.78 feet to the East line of the SE ¼ of said Section 25; thence South 0°-47’-10” West along the East line of the SE ¼ of said Section 25 a distance of 2027.00 feet to the Point of Beginning.

Tax I.D. #14-25-400-002

The Northeast One Quarter (NE ¼) of the Northeast One Quarter (NE ¼) of Section 36, Township Six (6) North, Range Four (4) East of the 4th P.M., Fulton County, Illinois; EXCEPT a tract described as: Commencing at the Northeast Corner of the NE ¼ of said Section 36 as a Point of Beginning of the tract to be described; thence South 0°-47’-10” West along the East line of the NE ¼ of said Section 36, a distance of 1328.65 feet to the Northeast Corner of the South ½ of the NE ¼ of said Section 36; thence South 89°-58’-46” West along the North line of the South ¼ of the NE ¼ of said Section 36, a distance of 30.00 feet; thence North 0°-47’-10” East along a line parallel to and 30.00 feet normal distance from the East line of the NE ¼ of said Section 36, a distance of 1329.07 feet; thence South 89°-l2’-50” East along the South line of the Parcel conveyed from The United Electric Coal Companies to Central Illinois Light Company by Warranty Deed recorded in Volume 813, page 374, a distance of 30.00 feet to the Point of Beginning, situate, lying and being in the County of Fulton, State of Illinois.

Tax I.D. # 14-36-200-002

A part of the Southwest Quarter of Section 4 and part of the Northwest Quarter of Section 9, all being located in Banner Township, Township 6 North, Range 5 East of the Fourth Principal Meridian, Fulton County, Illinois, being more particularly described as follows:

Commencing at the Southwest corner of the Southwest Quarter of said Section 4, said corner being common to the Northwest corner of the Northwest Quarter of said Section 9, said corner also being the Place of Beginning of the tract of land to be described; thence North 00°41’02” East, along the West line of said Southwest Quarter of Section 4 989.57’ to the North possession line of property previously conveyed to the Continental Illinois National Bank; thence North 89°54’32” East along the North possession line of said bank property 1100.00’; thence South 00°41’02” West, parallel with the West line of said Southwest Quarter of Section 4 991.16’ to a point on the line common to said Section 4 and 9, said point bears North 89°59’30” East a distance of 1099.98’ from the aforedescribed corner common to said Section 4 and 9; thence continuing South 00°41’02” West 328.41’; thence South 89°54’32” West parallel with the North possession line of said bank property 1100.05’ to a point on the West line of said Northwest Quarter of Section 9; thence North 00°41’36” East along the West line of said Northwest Quarter of Section 9 330.00’ to the Place of Beginning. Containing 33.320 acres in all, 25.007 acres in said Southwest Quarter of Section 4, and 8.313 acres in said Northwest Quarter of Section 9.

Tax I.D. # 15-04-300-010

D. Real Estate in Logan County

A parcel of land located in the Northeast Quarter (NE¼) of the Northwest Quarter (NW¼) of Section 30, Township 20 North, Range 2 West of the 3rd Principal Meridian, East Lincoln Township, Logan County, Illinois, said parcel containing 0.36 acres more or less, and more particularly described as:

Beginning at a point, the intersection of the North line of Section 30, Township 20 North, Range 2 West of the 3rd Principal Meridian, and the West right-of-way line of SA 2 (Nicholson Road), said point being approximately 159.5 feet North of the center line of Federal Aid #5 (United States Route 66), thence West along said North section line for a distance of 200 feet, thence South 80 feet to the Northerly right-of-way line of Federal Aid #5, thence in a Southeasterly direction along the North right-of-way line of Federal Aid #5 116 to a point on the Northerly right-of-way line of Federal Aid #5, thence Northeasterly 106 feet to a point on the West right-of-way line of SA 2, said point being approximately 127.5 feet North of the center line of Federal Aid #5; thence North 32 feet along the West right-of-way line of SA 2 to the point of beginning.

Tax I.D. #54-08-030-031

A part of the Southeast Quarter of the Northeast Quarter of Section 15, Township 18 North, Range 2 West of the 3rd Principal Meridian, Mt. Pulaski Township, Logan County, Illinois, being more particularly described as follows:

Commencing at the iron pin found marking the East Quarter of said Section 15; said point being the Place of Beginning of the tract of land to be described; thence N 89° 23’ 10” W along the East-West centerline of said Section 15 for a distance of 345.00 feet to an iron pipe set; thence N 00° 00’ 00” E parallel with the East line of the Northeast ¼ of said Section 15 for a distance of 200.00 feet to an iron pipe set; thence S 89° 23’ 10” E parallel with the said East-West centerline of Section 15 for a distance of 345.00 feet to an iron pin set along the East line of said Northeast ¼ of Section 15; thence S 00° 00’ 00” W along the said East line of the Northeast ¼ for a distance of 200.00 feet to the Place of Beginning. Said tract containing 1.584 acres more or less which includes 0.115 acres of 25-foot wide public use right-of-way all along the East end of said tract. Also reserving for John Biesemeier the existing 16-foot wide ingress-egress easement found along the South line of said tract.

Tax I.D. # 54-06-065-004

E. Real Estate in Marshall County

A parcel of land located in the Southwest Quarter of the Northwest Quarter of Section 9, Henry Township, Township 13 North, Range 10 East of the Fourth Principal Meridian, Marshall County, Illinois. Being more particularly described as follows, to wit:

Commencing at a rebar marking the West Quarter corner of said Section 9, said rebar being the point of beginning of the tract of land to be described; thence North along the West line of said Section, 237.31 feet; thence East 50.0 feet to a rebar on the Easterly right-of-way line of State Route #29; thence South 89°29’00” East 200.0 feet; thence South 200.0 feet to a rebar on the Northerly right-of-way line of Indian Town Road; thence continuing South 34.41 feet to the East and West centerline of said Section; thence South 89°45’00’ West along the aforesaid East and West centerline 250.00 feet to the point of beginning. Containing 1.355 acres, including 0.447 acres lying within the right-of-way limits of said State Route #29 and Indian Town Road.

Tax I.D. # 03-09-100-004

A part of the Southeast Quarter of the Southwest Quarter of Section 11, Steuben Township, Township 12 North, Range 9 East of the Fourth Principal Meridian, Marshall County, Illinois, being more particularly described as follows:

Commencing at an iron rod marking the Southwest corner of the Southeast Quarter of the Southwest Quarter of said Section 11; thence North 89°58’28” East along the South line of the Southwest Quarter of said section 235.19 feet to a pipe marking the Point of Beginning of the tract of land to be described; thence North 00°36’37” West, 165.0 feet to a pipe on the Southerly right-of-way line of Cornell Street; thence North 89°58’28” East along the aforedescribed Southerly right-of-way line, 260.0 feet to an iron rod; thence South 00°36’37” East, 165.0 feet to an iron rod on the South line of the Southwest Quarter of said section; thence South 89°58’28” West along the aforedescribed South line, 260.0 feet to the Place of Beginning. Containing 0.985 acres.

Tax I.D. # 09-11-382-002

A part of the Southeast ¼ of the Northwest ¼ of Section 4, Township 12 North, Range 8 East of the 4th Principal Meridian, and more particularly described as follows:

Commencing at an iron rod marking the center of Section 4; said iron rod also being the point of beginning of the tract of land to be described; thence North 89°59’09” West along the East and West centerline of said section 44.25 feet to an iron rod on the Westerly R.W.O. line of County Highway #13; thence continuing North 89°59’09” West 208.71 feet to an iron rod; thence North 0°43’49” West 208.73 feet to an iron rod; thence South 89°59’09” East 208.71 feet to an iron rod on the Westerly R.O.W. line of said County highway; thence continuing South 89°59’09” East 44.19 feet to an iron rod on the North and South centerline of said section; thence South 0°44’54” East along the aforedescribed North and South centerline 208.73 feet to the point of beginning. Containing 1.212 acres including 0.212 acres lying within the R.O.W. limits of County Highway #13.

Tax I.D. # 08-04-100-004

F. Real Estate in Mason County

A part of the Northwest ¼ of the Northeast ¼ of Section 1, Allens Grove Township, Township 21 North, Range 5 West of the 3rd Principal Meridian, Mason County, Illinois, being more particularly described as follows, to wit:

Parcel #1
Commencing at the North ¼ Corner of said Section 1, being the place of beginning of Parcel #1 to be described; thence South 89°20’03” East along the north line of the Northwest ¼ of said Section, 250 feet; thence South 00°22’25” West, 32.84 feet; thence North 89°24’07” West parallel to and a 30 foot equi-distance southerly of the centerline of State Route 136 a distance of 250 feet to the north and south centerline of said Section; thence North 00°22’25” East along the aforesaid north and south centerline 33.14 feet to the place of beginning. Containing 0.173 acres of dedicated right of way lying within the right of way limits of State Route 136.

Parcel #2
Commencing at the North ¼ Corner of said Section 1; thence South 00°22’25” East along the north and souther centerline of 88.14 feet to the southerly right of way line of State Route 136 and the place of beginning of Parcel #2 to be described; thence South 89°24’07” East along the aforesaid southerly right of way line 250 feet; thence South 00°22’25” West, 370 feet; thence North 89°24’07” West, 250 feet on the aforesaid north and south centerline; thence North 00°22’25” East along the aforedescribed north and south centerline 370 feet to the place of beginning. Containing 2.213 acres.

Tax I.D. # 13-01-200-011

G. Real Estate in McLean County

A part of Lot 6 in County Clerk’s Subdivision, Heyworth, Illinois, being a part of the Southeast Quarter of Section 33, Randolph Township, Township 22 North, Range 2 East of the 3rd Principal Meridian, McLean County, Illinois, more particularly described as follows: to-wit:

Commencing at a stone marking the Southwest corner of the Northwest Quarter of the Southeast Quarter of said Section 33; thence North along the North and South centerline of said Section 33, 33 feet to a point on the North line of Randolph Street, being the Place of Beginning of the tract of land to be described; thence South 87°38’00” East along the aforesaid North line of Randolph Street, 50 feet; thence North 122’; thence North 87°38’00” West, 50 feet; thence South 122 feet to the Place of Beginning.

Tax I.D. # 28-33-401-022

H. Real Estate in Peoria County

The West 26 acres of the South 60 acres of the Southeast Quarter excepting the 7.037 acres located in the Southwest corner of said South 60 acres which has previously been deeded to Central Illinois Light Company (CILCO), all being located in the Southeast Quarter of Section 24 of Hallock Township, Township 11 North, Range 8 East of the Fourth Principal Meridian, Peoria County, Illinois. Said tract of land being more particularly described as follows:

Commencing at the Southwest corner of said Southeast Quarter; thence North 0°00’00” East, along the West line of said Southeast Quarter 592.46 feet to the Northwest corner of said 7.037 acre tract previously deeded to CILCO, said corner being the place of beginning of said tract of land to be described; thence continuing North 0°00’00” East, along the West line of said Southeast Quarter 407.07 feet to the Northwest corner of said South 60 acres; thence South 89°07’45” East, along the North line of said South 60 acres 1128.77 feet to the Northeast corner of said West 26 acres of said South 60 acres; thence South 0°00’00” West, parallel with the West line of said Southeast Quarter 1007.41 feet to a point on the South line of said Southeast Quarter which marks the Southeast corner of said West 26 acres; thence North 88°43’45” West, along the South line of said Southeast Quarter 611.47 feet to the Southeast corner of said tract previously deeded to CILCO; thence North 0°00’00” East, parallel with the West line of said Southeast Quarter 592.46 feet to the Northeast corner of said tract previously deeded to CILCO; thence North 88°43’45” West, parallel with the South line of said Southeast Quarter 517.45 feet to the place of beginning, containing 18.963 acres.

Tax I.D. # 04-24-400-005

A parcel of land in the Town (Township) of Hollis, County of Peoria, State of Illinois, lying in the East-half of Section 11, Township 7 North, Range 7 East of the Fourth Principal Meridian, described as follows:

Commencing at the Southwest comer of the Northeast Quarter of the Southeast Quarter of said Section 11; thence North 4°38’00” West (bearing assumed for the purposes of this description) along the West line of said Northeast Quarter of the Southeast Quarter, 410.80 feet to the Southerly corner of that certain 4.56 acre parcel of land described in Deed dated December 6,1983 from Toledo, Peoria and Western Railroad Company to Transit Ice Company, recorded December 8, 1983 as Document Number 83-20926 of the Records of said County and the true point of beginning; thence South 27°55’00” West along the Southeasterly line of that certain 4.33 acre parcel of land described in Tract 5 in Deed dated December 6, 1983 from Toledo, Peoria and Western Railroad Company to Transit Ice Company, recorded December 8, 1983 as Document Number 83-20926 of the records of said County, said Southeasterly line described in said Deed (Doc. No. 83-20926) as being “parallel to and 250 feet distant perpendicularly from the” . . . “Southeasterly right of way line of the Chicago & Northwestern Railway Company”, 486.00 feet to a point on the North line of the Southwest Quarter of the Southeast Quarter of said Section 11; thence South 52°03’00” West along the Southeasterly line of that certain 1.15 acre parcel of land described in Tract 6 in last said Deed (Doc. No. 83-20926), 611.62 feet to said Southeasterly right of way line; thence North 27°55’00” East along said Southeasterly right of way line, 2896.44 feet to a point on the center line of the existing 33-foot wide Township road through said East half of

Section 11 as said road was established by an Agreement dated November 14, 1891 and filed November 14, 1891 in Book “A” at Page 348 of the Records of said Town of Hollis; thence South 70°09’00” East along said center line, 252.50 feet to the Southeasterly line of that certain 8.85 acre parcel of land described in Tract 1 in last said Deed (Doc. No. 83-20926), said Southeasterly line described in said Deed (Doc. No. 83-20926), as being “parallel with and 250 feet distant perpendicular from the Southeasterly right of way line of the Chicago & Northwestern Railway Company”; thence South 27°55’00” West along said Southeasterly lines of the 8.85 acre parcel of land (Doc. No. 83-20926) and the 4.56 acre parcel of land (Doc. No. 83-20926), 1887.71 feet to the point of beginning. Containing an area of 15.12 acres of land inclusive of 0.09 of an acre of land within said 33-foot wide Township road.

Tax I.D. # 20-11-403-002

Part of the North ½ of the Southeast ¼ of Section 8, Township 9 North, Range 7 East of the 4th Principal Meridian, Peoria County, Illinois, being more particularly described as follows, to-wit:

Commencing at a pipe marking the center of said Section 8; thence South 89°16’48” East along the East and West centerline of said Section, 360.0 feet to a pipe; thence South 0°12’15’ West parallel with the North and South centerline of said Section, 100.0 feet to the point of beginning of the tract of land to be described; thence South 89°16’48” East parallel with and 100 feet equidistant Southerly of the aforesaid East and West centerline, 2289.46 feet to a pipe on the East line of the Southeast ¼ of said Section; thence South 0°15’48” West along the aforesaid East line 260.01 feet to a pipe; thence North 89°16’48” West parallel with and 360.0 feet equidistant Southerly of the aforedescribed East and West centerline 2289.19 feet to a pipe; thence North 0°12’15” East parallel with the North and South centerline of said Section 260.01 feet to the point of beginning.

Tax I.D. # 13-08-400-004

A part of the North ½ of the Southwest ¼ of Section 8, Kickapoo Township, Township 9 North, Range 7 East of the 4th Principal Meridian, Peoria County, Illinois, being more particularly described as follows:

TRACT I

Commencing at the West ¼ corner of said Section 8; thence South 0°53’04” West along the West line of said Southwest ¼, 100.00 feet; thence South 89°16’48” East parallel with and 100.00 feet equidistant Southerly of the North line of said Southwest ¼ for a distance of 100.00 feet to the place of beginning of the tract of land to be described; thence continuing South 89°16’48” East parallel with and 100.00 feet equidistant Southerly of the North line of said Southwest ¼ for a distance of 200.00 feet; thence South 0°53’04” West parallel with and 300.00 feet equidistant Easterly of the West line of said Southwest ¼ for a distance of 260.00 feet; thence North 89º16’48” West parallel with and 360.00 feet equidistant Southerly of the North line of said Southwest ¼ for a distance of 200.00 feet; thence North 0°53’04” East parallel with and 100.00 feet equidistant Easterly of the West line of said Southwest ¼ for a distance of 260.00 feet to the place of beginning. Containing 1.1938 acres.

Tax I.D. # 13-08-300-006

TRACT II

Commencing at the center of said Section 8; thence South 0°12’15” West along the East line of said Southwest ¼ for a distance of 100.00 feet to the place of beginning of the tract of land to be described; thence continuing South 0°12’15” West along the East line of said Southwest ¼ for a distance of 260.01 feet; thence North 89°16’48” West parallel with and 360.00 feet equidistant Southerly of the North line of said Southwest ¼ for a distance of 1,653.83 feet; thence North 0°53’04” East parallel with and 1,000.00 feet equidistant Easterly of the West line of said Southwest ¼ for a distance of 260.00 feet; thence South 89°16’48” East parallel with and 100.00 feet equidistant Southerly of the North line of said Southwest ¼ for a distance of 1650.74 feet to the place of beginning. Containing 9.8621 acres.

Tax I.D. # 13-08-300-008

A part of the Northeast ¼ of Section 9, Township 9 North, Range 7 East of the 4th Principal Meridian, Kickapoo Township, Peoria County, Illinois, more particularly described as follows, to-wit:

TRACT 1

Commencing at a stone marking the Southeast comer of the Northeast ¼ of said Section 9; thence South 89°20’52” West along the South line of the said Northeast ¼ 200.01 feet to a pipe marking the place of beginning of the tract to be described; thence continuing South 89°20’52” West along the said South line, 235.01 feet to a pipe; thence North 1746.96 feet to a pipe on the Southerly right of way line of U.S. Route 150; thence South 78°51’00” East along the said right of way line 239.52 feet to a pipe; thence South 1697.97 feet to the place of beginning. Containing 9.293 acres.

Tax I.D. # 13-09-200-008

TRACT 2

Commencing at a stone marking the Northeast comer of the Northeast ¼ of said Section 9; thence South along the East line of the said Northeast ¼; 1012.33 feet to a pipe on the Southerly right of way line of U.S. Route 150; thence North 78°51’00” West along said right of way line 443.37 feet to a pipe marking the place of beginning of the tract to be described; thence South 176.24 feet to a pipe; thence North 25°25’17” West 215.31 feet to a pipe on the said right of way line; thence South 78°51’00” East along the said right of way line 94.20 feet to the place of beginning. Containing 0.186 acres.

Tax I.D. # 13-09-200-008

The South 260.0 feet of even width of the North 360.0 feet, except the East 100.0 feet of even width of the South Half of Section 9, Township 9 North, Range 7 East of the 4th Principal Meridian, Kickapoo Township, Peoria County, State of Illinois, more particularly described as follows, to-wit:

Commencing at a 2¼ inch pipe set over a broken sandstone marking the Northwest corner of the said South Half of Section 9; thence S 00°08’29” East along the West line of the said South ½ of Section 9, 100.0 feet to a pipe marking the Place of Beginning of the tract to be described; thence N 89°20’52” E, 100.0 feet from and parallel to the North line of the South ½ of Section 9, 5234.41 feet to a pipe; thence S 00°04’13”E, 100.0 feet from and parallel to the East line of the South ½ of Section 9, 260.01 feet to an iron rod; thence S 89°20’52” W, 360.00 feet from and parallel to the North line of the South ½ of Section 9, 5234.09 feet to an iron rod on the West line of the South ½ of Section 9; thence N 00°08’29” West along the said West line, 260.01 feet to the Place of Beginning. Containing 31.242 acres.

Tax I.D. # 13-09-400-001

Part of the Northwest Quarter of the Northeast Quarter of Section 13, Kickapoo Township, Township 9 North, Range 7 East of the Fourth Principal Meridian, more particularly described as follows, to-wit:

Commencing at an iron rod marking the intersection of the Southeasterly R.O.W. line of State Route #150 and the Easterly R.O.W. of the Chicago and Northwestern Railroad; thence S-69°-11’-E along the aforesaid Southwesterly R.O.W. line 112.0 feet to a R.O.W. monument; thence southeasterly on a curve to the right; having a radius of 3719.80’ for an arc length of 36.645 feet to an iron rod; said curve being subtended by a chord bearing S-68°-54’-04”-E with a length of 36.64 feet; thence S-80°-35’W 128.33 feet to an iron rod on the said Easterly R.O.W. line of the Chicago and Northwestern Railroad; thence N-9°-25’-W along the aforesaid Easterly R.O.W. line 75.0 feet to the place of beginning; containing 0.128 acres; situate, lying and being in the County of Peoria and State of Illinois.

Tax I.D. # 13-13-203-002

Lot 2, Block 1, Lynncrest, a Resubdivision of Hollow Creek South (excepting Lots 2, 11, 12, 14, 27, 48, 50, 51, and 59), a Subdivision of part of the Northwest Quarter of Section 13, and part of the Northeast Quarter of Section 14, Township 9 North, Range 7 East of the Fourth Principal Meridian, situate, lying and being in the City of Peoria, County of Peoria and State of Illinois.

Tax I.D. # 13-14-229-022

A part of the Northwest Quarter of Section 36, Township 8 North, Range 7 East of the Fourth Principal Meridian, being more particularly described as follows:

Commencing at the Northeast corner of said Northwest Quarter of Section 36 and running thence South 00°-05’-37” West (bearings assumed) on and along the East line of the Northwest Quarter of Section 36, a distance of 331.19 feet to a point; thence North 89°-20’-29” West, a distance of 656.23 feet to a point on the West line of the East Half of the Northwest Quarter of said Section 36; thence South 00°-01’-48” East on and along said West line a distance of 94.38 feet to the point of beginning for the tract herein described; and running thence South 00°-01’-48” East, on and along said West line a distance of 896.21 feet to a point on the South Line of the North Half of said Northwest Quarter of Section 36; thence North 89°-16’-56” West on and along last named line a distance of 654.11 feet to a point on the East line of the West Half of said Northwest Quarter of Section 36; thence North 01°-36’-00” East a distance of 565.00 feet to a point; thence North 90°-00’-00” West a distance of 130.00 feet to a point; thence North 00°-00’-00” East a distance of 54.64 feet to a point; thence North 45°-00’-00” East a distance of 86.00 feet to a point of tangency; thence on and along a curve concave to the Northwest having a radius of 241.42 feet through a central angle of 45°-00’-00” a distance of 189.61 feet to a point; thence North 00°-00’-00” East a distance of 37.00 feet to a point; thence North 90°-00’-0” East a distance of 636.37 feet to the point of beginning, containing 13.55 acres, situated in the Village of Bartonville, State of Illinois.

Tax I.D. # 17-36-100-029

A part of the Southwest Quarter of the Northeast Quarter of Section 18 (Medina Township) Township 10 North, Range 8 East of the Fourth Principal Meridian, Peoria County, Illinois. Said tract of land being more particularly described as follows, to-wit:

Commencing at the iron pipe by the stone found marking the center of said Section 18; thence North 89 degrees 42 minutes 11 seconds East, along the South line of said Northeast Quarter, 1.51 feet; thence North 00 degrees 12 minutes 28 seconds West, along the centerline tangent extended of Ill. Rte. 88, 35.2 feet to an iron pipe found marking the Southwest corner of the two acre tract of land as surveyed by Louis Pappmeier October 2, 1940 for Spencer Simms; thence North 00 degrees 12 minutes 28 seconds West, a distance of 33.0 feet; thence South 89 degrees 58 minutes 00 seconds East, a distance of 331.55 feet to the Southeast corner of a concrete monument; thence North 00 degrees 08 minutes 49 seconds West, a distance of 99.95 feet to the Northeast corner of a concrete monument and the place of beginning of the tract of land to be described; thence North 89 degrees 58 minutes 00 seconds West, a distance of 152.89 feet to an iron pipe set on the East Right-of-Way line of III. Rte. 88; thence Northwesterly along a curve to the right, having a radius of 2327.33 feet and being concentric with the surveyline—centerline of Ill. Rte. 88, for an arc distance of 135.55 feet to an iron pipe set on said East Right-of Way line; thence South 89 degrees 58 minutes 02 seconds East, a distance of 192.22 feet to an iron pipe; thence South 00 degrees 08 minutes 49 seconds East a distance of 129.58 feet to the Northeast corner of the concrete monument and returning to the place of beginning of the tract of land as described, containing 0.515 acres, more or less.

Tax I.D. # 09-18-251-008

Lot Thirteen (13) Stata B. Hartz Addition to Peoria, a subdivision of part of the Northeast Quarter (NE¼) of the Northeast Quarter (NE¼) of Section Four (4), Township Eight (8) North, Range Eight (8) of the Fourth Principal Meridian, as filed in Book “H” of Plats, page 20, Peoria County Records, EXCEPT the following described tract: The Southerly 28.5 feet of even width of said Lot 13, Stata B. Hartz Addition to Peoria. AKA: 1827 N. Indiana St.

Tax I.D. # 18-04-227-018

Lot Fourteen (14) Stata B. Hartz Addition to Peoria, a subdivision of part of the Northeast Quarter of the Northeast Quarter of Section Four, Township Eight North, Range Eight East of the Fourth Principal Meridian.

Tax I.D. # 18-04-227-017

A part of the Northeast Quarter of Section Four (4) in Township Eight (8) North, Range Eight (8) East of the Fourth Principal Meridian, more particularly bounded and described as follows, to-wit:

Commencing at the Northwest corner of Stata B. Hartz Addition to the City of Peoria; running thence North along the East line of an alley, a distance of forty (40) feet; thence East parallel with Nebraska Avenue, a distance of ninety-two (92) feet to Indiana Avenue; thence South along the West line of Indiana Avenue to the Northeast corner of Lot Fourteen (14) in Stata B. Hartz Addition to the City of Peoria; thence West to the place of beginning; situate, lying and being in the City of Peoria, County of Peoria and State of Illinois.

Tax I.D. # 18-04-227-016

Part of the Northeast Quarter (NE¼) of Section Four (4), Township Eight (8) North, Range Eight (8) East of the Fourth Principal Meridian, more particularly bounded and described as follows, to wit:

Commencing at a point Forty (40) feet North of the Northwest corner of Stata B. Hartz Addition to Peoria; thence North forty (40) feet along the East line of the alley; thence East ninety-two (92) feet to Indiana Avenue; thence South forty (40) feet along the West line of Indiana Avenue; thence West ninety-two (92) feet to the place of beginning.

Tax I.D. # 18-04-227-015

A part of the Northeast Quarter of Section 4, Township 8 North, Range 8 East of the fourth Principal Meridian, more particularly described as follows, to-wit:

Commencing 80 feet North from the Northwest corner of Stata B. Hartz Addition to the City of Peoria; thence North along the East line of the alley to Nebraska Street, a distance of 50 feet, more or less; thence East along the South line of Nebraska Street, 92 feet, more or less; to Indiana Avenue; thence South along the West line of Indiana Avenue to a point 80 feet from the Northeast corner of Lot 14 in said Stata B. Hartz Addition to the City of Peoria; thence West 92 feet to the point of beginning; situate, lying and being in the City of Peoria. AKA: 1839 N. Indiana St.

Tax I.D. # 18-04-227-014

Lot 13, Block 3, in Buckner’s Addition to the City of Peoria, Township 8 North, Range 8 East of the 4th Principal Meridian.

Tax I.D. # 18-04-227-003

Lot 12, Block 3 in Buckner’s Addition to the City of Peoria; situated in the City of Peoria, in the County of Peoria, in the State of Illinois.

Tax I.D. # 18-04-227-002

That portion of the sixteen (16’) feet wide alley lying northerly of the extended Southerly line of Lot 13 in Block 3 of Buckner’s Addition; being a part of said Block 3, a part of Stata B. Hartz Addition, and part of the Northeast (NE) Quarter (¼) of Section Four (4), Township Eight (8) North, Range Eight (8) East of the Fourth Principal Meridian, in the City of Peoria, County of Peoria, Illinois.

Part of Tax I.D. #s: 18-04-227-014, 18-04-227-015, 18-04-227-016,
18-04-227-017, 18-04-227-018, 18-04-227-002, 18-04-227-003

The Southerly 26.75 feet of Lots 7, 8, 9, 10, 11 and 12 and the Northerly ½ of the vacated 16½ foot alley all in Block 72 of Monson and Sandfords Addition, situated in County of Peoria and State of Illinois.

Tax I.D. #s: 18-09-153-001, 18-09-153-002, 18-09-153-003, 18-09-153-004,
18-09-153-005, 18-09-153-006, 18-09-153-009

A part of Block 65, a 16 foot alley (now vacated), and a part of Maple Street (now vacated) of Ballances Addition to Peoria, being in the Southwest Quarter of Section 9, Township 8 North, Range 8 East of the Fourth Principal Meridian, Peoria County, Illinois, being more particularly described as follows:

Commencing at the most Westerly corner of Lot 6, Block 65 of said Balances Addition, thence North 49°-00’-00” East (bearings assumed) along the Northwesterly line of said Block 65, 100.04 feet to a found concrete monument (as shown on a plat of survey, dated November 12, 1976, prepared by Austin Engineering Co., Inc., Peoria, Illinois) and marking the Point of Beginning of the tract to be described; thence North 49°-00’-00” East along the Northwesterly line of said Block 65 and an extension thereof, 269.51 feet, thence South 40°-58’-53” East, 249.99 feet; thence South 48°-51’-32” West, 369.88 feet to the Southwesterly line of said Block 65; thence North 40°-54’-20” West, along the Southwesterly line of said Block 65, 225.95 feet; thence North 35°-00’-00” East, to the Point of Beginning, containing 91,345 square feet.

Tax I.D. # 18-09-377-037

A part of Lot Five (5) in Block Eleven (11) in the Original Town, now City of Peoria, more particularly bounded and described as follows, to-wit:

Commencing at the southwesterly corner of said Lot Five (5), thence Northwesterly along the line of said Lot on Liberty Street, Forty (40) feet; thence Northeasterly and parallel with Jefferson Avenue, Seventy-two (72) feet to the line dividing Lots Four (4) and Five (5) in said Block; thence Southeasterly along said dividing line Forty (40) feet to the line of the alley in said Block; thence Southwesterly Seventy-two (72) feet to the place of beginning; situate, lying and being in the City of Peoria, County of Peoria, and State of Illinois.

Tax I.D. # 18-09-255-005

A part of the Southeast Quarter of the Northeast Quarter of Section 13 (Princeville Township), Township 11 North, Range 6 East of the 4th Principal Meridian, Peoria County, Illinois, said tract of land being more particularly described as follows:

Commencing at the nail and washer in the pavement found marking the East Quarter corner of said Section 13; thence North 00°00’00” West along the East line of said Section 13, a distance of 949.25 feet; thence North 89°32’17” West a distance of 357.43 feet to the place of beginning of said tract of land to be described; thence South 00°36’29” West a distance of 208.71 feet; thence North 89°32’17” West a distance of 208.71 feet to the East right of way line of Illinois State Route #91; thence North 00°36’29” East along said right of way line a distance of 208.71 feet; thence South 89°32’17” East a distance of 208.71 feet to the place of beginning of said tract of land containing 1.00 acres, more or less.

Tax I.D. #s: 02-13-200-017, 02-13-200-019

A part of the Northeast Quarter and a part of the Southeast Quarter of Section 5, Township 9 North, Range 8 East, of the 4th Principal Meridian, Richwoods Township, Peoria County, Illinois, being more particularly described as follows:

Commencing at a pipe marking the center of said Section 5; thence S-87°-41’-44” E along the East and West centerline of said Section 118.79 feet to an iron pin marking the P.O.B. of the tract of land to be described; thence N-3°-02’-05”-W 529.75 feet to an iron pin; thence S-87°-22’-12”-E 10.05 feet to an iron pin; thence S-3°-02’-05”-E along the westerly property line of “Royal Highlander Mobile Estates” 1026.99 feet to an iron pin; thence N87°-39’-00”-W 10.04 feet to an iron pin; thence N-3°-02’-05”-W 497.28 feet to the place of beginning, containing 0.236 acres.

Tax I.D. # 14-05-401-008

A part of Lot 4 in Block 11 in the Original Town, now City of Peoria, more particularly described as follows:

Commencing at the most Westerly corner of said Lot 4 and running thence North 50 degrees 05 minutes 23 seconds East (bearings are referenced to the Illinois State Plane Coordination System West Zone and are used for the purpose of description only) along the Northwesterly line of said Lot 4 distance of 1.04 feet to the intersection of the Northwesterly line of said Lot 4 with most Southwesterly side of the proposed City of Peoria Parking Deck extended; thence South 39 degrees 43 minutes 29 seconds East along the Southwesterly side of the proposed City of Peoria Parking Deck extended and the Southwesterly side of said Parking Deck a distance of 21.21 feet; thence North 50 degrees 16 minutes 33 seconds East along the Southeasterly side of the proposed City of Peoria Parking Deck a distance of 16.17 feet; thence South 39 degrees 43 minutes 29 seconds East along a line parallel with and 7 feet Southwesterly of the Southwesterly side of the proposed City of Peoria Parking Deck a distance of 151.55 feet to the intersection of said parallel line with the Southeasterly line of said Lot 4; thence South 50 degrees 00 minutes 37 seconds West along the Southeasterly line of said Lot 4 a distance of 18.94 feet to the most Southerly comer of said Lot 4; thence North 39 degrees 09 minutes 05 seconds West along the Southwesterly line of said Lot 4 a distance of 172.86 feet to the Point of Beginning, situate, lying and being in the County of Peoria, State of Illinois.

Tax I.D. # 18-09-255-012

The Southwesterly 23 feet 11 inches of Lot 7 in Block 11 in the Original Town (now City) of Peoria in Section 9, Township 8 North, Range 8 East of the Fourth Principal Meridian, according to the plat thereof recorded on July 10, 1826 in Plat Book “B”, page 172, and plat recorded May 28, 1834 in Plat Book “D”, page 125, situate, lying and being in the County of Peoria and State of Illinois; together with the entire building now located partly on said property and partly on adjacent property, including any additions to or replacements of said building and including any rights of the Grantor to have title to the building vest in the Grantor at a future date.

Tax I.D. # 18-09-255-006

Lot 6 in Block 11 in the Original Town (now City) of Peoria in Section 9, Township 8 North, Range 8 East of the Fourth Principal Meridian, according to the plat thereof recorded on July 10, 1826 in Plat Book “B”, page 172, and plat recorded May 28, 1834 in Plat Book “D”, page 125, situate, lying and being in the County of Peoria and State of Illinois; together with the entire building now located partly on said property and partly on adjacent property, including any additions to or replacements of said building and including any rights of the Grantor to have title to the building vest in the Grantor at a future date.

Tax I.D. # 18-09-225-006

I. Real Estate in Sangamon County

A part of Lot 8 of Plateau Park, a subdivision of the Southeast ¼ of the Northwest ¼ of Section 17, Clearlake Township, Township 16 North, Range 4 West of the 3rd Principal Meridian, Sangamon County, Illinois, more particularly described as follows, to-wit:

Commencing at the Southwest Corner of the Southeast ¼ of the Northwest ¼ of said Section 17; thence South 89°59’00” East along the East and West centerline of said Section 17, 564.29 feet; thence North 00°20’00” West, 29.77 feet to the place of beginning of the tract of land to be described; thence continuing North 00°20’00” West, 30 feet; thence East 25 feet; thence South 00°20’00” East, 30 feet; thence West along the Northerly right-of-way line of a township road, 25 feet to the place of beginning.

Tax I.D. # 15-17-177-04

J. Real Estate in Tazewell County

A part of Tract # 1 of part of the East Half of the Southeast Quarter of Section 32, Township 25 North, Range 4 West of the 3rd Principal Meridian (Groveland Township) Tazewell County, Illinois, more particularly described as follows:

Commencing at an iron pipe found marking the intersection of the West line of the East Half of the Southeast Quarter of said Section 32 with the North right-of-way line of Broadway Road (80 foot right-of-way width); thence North 88° 35’ 34” East along the said North right-of-way line a distance of 840.62 feet to a 7 inch diameter steel gate post being the Place of Beginning and the Southwest corner of the 50 foot by 100 foot tract of land to be described; thence North 01° 24’ 26” West, 50.0 feet to an iron rebar; thence North 88° 35’ 34” East, 100.0 feet to a found iron pipe; thence South 01° 24’ 26” East, 50.0 feet to an iron rebar and the said North right-of-way line; thence South 88° 35’ 34” West, 100.0 feet to the Place of Beginning. Said 50 foot by 100 foot tract contains 0.115 acres more or less.

Tax I.D. # 05-05-32-400-007

A Part of the Northwest Quarter of the Southeast Quarter of Section 13, Township 24 North, Range 4 West of the 3rd Principal Meridian, Tazewell County, Illinois, more particularly described as follows:

Commencing at the Northeast corner of the property conveyed to Franklin Gunion & Arline Riddle in Book 2915 at page 175 in the Recorders Office of Tazewell County, thence East along the North boundary line of property conveyed in Book 2915 at page 123 in the Recorder’s Office of Tazewell County, by Conrail, hereinafter “said property”, approximately 161.25 feet to a point, said point being the boundary line between the property owned by the Grantee and Jim Lloyd, thence South 39.25 feet to a point, said point being located on the Southern boundary of said property, thence West along the Southern boundary of said property approximately 161.25 feet to a point, said point being 39.25 feet South of the place of beginning, thence North 39.25 feet to the place of beginning.

Tax I.D. # 05-05-32-400-007

A part of Poplar Street, now vacated, as recorded in Volume 269, Page 93, in the Tazewell County Recorder’s Office and a part of Lot 13, in “Valley Addition”, all being part of “Valley Addition”, a subdivision of part of the Southwest Quarter of Section 33, Township 26 North, Range 4 West of the Third Principal Meridian, more particularly described as follows, to-wit:

Commencing at a pipe marking the Southeasterly corner of Lot 2 of said “Valley Addition”; said pipe also being the Place of Beginning of the tract of land to be described; thence North 24.70 feet to a pipe; thence Southeasterly on curve having a radius of 3434.0 feet for an arc length of 70.53 feet; said arc being subtended by a chord bearing South 50° 54’ 53” East with a length of 70.47 feet; thence North 70° 10’ 00” West, 5.0 feet to a pipe marking the Southwesterly corner of Lot 13 of said “Valley Addition”; thence continuing North 70° 10’ 00” West 53.15 feet to the Place of Beginning.

Tax I.D. #01-01-33-307-001

Signed for identification

/s/ M.J. MURRAY
M.J. Murray, Secretary
Central Illinois Light Company

/s/ SANDRA SHIRLEY
Sandra Shirley,
Assistant Vice President
Bankers Trust Company

		Recorded
	Date Filed		Page	Document
County	1992	Book	Number	Number
Bureau	2/7	757	926	92-746
Champaign	2/25	1795	176	92R05019
Dewitt	2/7	263	63	158462
Douglas	2/24	263 Mortgages	302	188394
Edgar	2/10	8 Suppl. Indent.	243	1960
Fulton	2/14	1173	1	92-45903
Knox	2/13	1572	212	776079
Logan	2/13	177	66	362445
Macon	2/10	2408	954	1330018
Marshall	2/7	489	256	52963
Mason	2/7	514 Real Estate Record	281-322	203680
McLean	2/18	92 4206 Microfilmed		92 4206
Menard	2/7	238 Records	17	137757
Moultrie	2/14	Card 92M-99 Mortgages		229941
Peoria	1/31			92-02509
Piatt	2/10	354	133	261152
Putnam	2/7	Roll 57 Micro	1817	92-175
Sangamon	2/20		21	92006109
Stark	2/11			72930
Tazewell	2/13	3544	183	829900
Vermilion	2/24			92-1757
Woodford	2/7	165	88	92 0717